Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-284257 on Form S-3 of our report dated March 30, 2026, relating to the financial statements of AleAnna, Inc, appearing in the Annual Report on Form 10-K of AleAnna, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 2, 2026